Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-162428) pertaining to the RailAmerica, Inc. 2009 Omnibus Stock Incentive Plan for RailAmerica, Inc. of our report dated March 26, 2010, with respect to the consolidated financial statements of RailAmerica, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Jacksonville, Florida
March 26, 2010